UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         _______________________________

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                February 8, 2010
                ________________________________________________
                Date of Report (Date of earliest event reported)


                          BELLTOWER ENTERTAINMENT CORP.
             ______________________________________________________
               (Exact Name of Registrant as Specified in Charter)


             Nevada                   000-52861                 47-0926548
________________________________________________________________________________
 (State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


                             11684 Ventura Boulevard
                                    Suite 685
                              Studio City, CA 91604
               ___________________________________________________
               (Address of principal executive offices) (Zip Code)


                                 (877) 355-1388
               __________________________________________________
               Registrant's telephone number, including area code


                                       N/A
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

     Belltower Entertainment Corp. is engaged in the production, as an independent filmmaker, and in the distribution of feature length and shorter length movies. We had been developing a film project originally known as "A Kid for Christmas," a family comedy, with the screen play written and adapted as a feature film by Josh Goldstein. This production project currently has a production title of "Little Treasure."

     We have entered into a series of letters of intent and agreements for the financing of the film project and we have engaged in preliminary agreements for its production. Forest Whitaker has agreed to be the Executive Producer of Little Treasure and has attached his name as an actor to the project. Michael D. Olmos has agreed to be a director. We are engaged in further negotiations with co producers, co directors and other related necessary production professionals.

     The initial budget for Little Treasure is six million, four hundred thousand dollars. The source of funds, pursuant to our letters of intent, will be from an unsecured bank loan to us for one million dollars from First Niagara Financial Group (First Niagara Bank). The use of proceeds is for the production of Little Treasure and the financial accommodations are to be repaid by us one year from funding, with interest at the rate of six (6%) per cent per annum. We have entered into a commercial escrow agreement with IFE Exchange Holdings, Inc. wherein, subject to certain conditions, for equity financing/profit participation of a total of an additional three million dollars will be made available to us for production financing. The balance of the equity financing/profit participation of two million, four hundred thousand dollars will be provided by Rouge Entertainment, a Republic of China entity (Taiwan).

     A single purpose entity, 3A Productions Corp., has been established to produce and supervise the logistics of the film. All of the financing is subject to numerous conditions precedent (approvals of budget, credits, employment of others, cash flow schedule and major creative decisions) and conditioned on the concurrent closing of other related production and financing agreements. We anticipate that all condition precedent, if fulfilled or satisfied (or waived), will result in the funding of Little Treasure on or before March 20, 2010 and we intend to commence principal photography on or before April 5, 2010 on location at an established production facility in Shanghai, People's Republic of China.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 8, 2010


                                    BELLTOWER ENTERTAINMENT CORP.


                                    By: /s/ NINA YANG
                                        ______________________
                                            Nina Yang
                                            President


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